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                                                                     EXHIBIT 21

                     H. J. HEINZ COMPANY AND SUBSIDIARIES

                        SUBSIDIARIES OF THE REGISTRANT

  Following are the subsidiairies of H.J. Heinz Company (the "Company"), other than those which if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary, and the state or country in which each subsidiary was incorporated or organized. The accounts of each of the listed subsidiaries are a part of the Company's consolidated financial statements.

                   Subsidiary                           State or Country
                   ----------                           ----------------
Alimentos Heinz, C.A.                              Venezuela
Alimentos Pilar S.A.                               Argentina
AIAL S.r.l. (Arimpex Industrie Alimentari S.r.l.)  Italy
The All American Gourmet Company                   State of Delaware
Cardio-Fitness Corporation                         State of Delaware
Custom Foods Limited                               Ireland
Earth's Best, Inc.                                 State of Idaho
Ets. Paul Paulet                                   France
Heinz Bakery Products, Inc.                        State of Delaware
Heinz Europe Ltd.                                  England
Heinz Iberica S.A.                                 Spain
Heinz India Private Ltd.                           India
Heinz Japan Ltd.                                   Japan
Heinz Kecskemeti Konzervgyar RT.                   Hungary
Heinz Polska Sp. Z.o.o.                            Poland
Heinz South Africa (Pty) Limited                   South Africa
Heinz-UFE Ltd.                                     People's Republic of China
Heinz-Wattie Holdings Ltd.                         New Zealand
Heinz Win Chance Ltd.                              Thailand
H.J. Heinz (Botswana Proprietary) Ltd.             Botswana
H.J. Heinz B.V.                                    Netherlands
H.J. Heinz Company Australia Limited               Australia
H.J. Heinz Company of Canada Ltd.                  Canada
H.J. Heinz Company Limited                         England
H.J. Heinz Credit Company                          State of Delaware
Indian Ocean Tuna Ltd.                             Seychelles
Industrias de Alimentacao, Lda.                    Portugal
Mareblu S.r.L.                                     Italy
Olivine Industries (Private) Limited               Zimbabwe
Ore-Ida Foods, Inc.                                State of Delaware
Heinz-PMV a.s.                                     Czech Republic

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
                   Subsidiary                          State or Country
                   ----------                          ----------------
PLADA S.p.A. (Plasmon Dietetic Alimentari S.p.A.)  Italy
Portion Pac, Inc.                                  State of Ohio
Pro Pastries Inc.                                  Canada
Pudliszki S.A.                                     Poland
Seoul-Heinz Ltd.                                   Republic of Korea
Star-Kist Foods, Inc.                              State of California
Weight Watchers Gourmet Food Company               State of Delaware
Weight Watchers International, Inc.                Commonwealth of Virginia